Exhibit 99.3

PDL BioPharma, Inc.
Q2 2015
August 5, 2015

Following are some of the key points regarding PDL’s second quarter 2015 financial and business results.

Net Income
Net income in the second quarter of 2015 was $78.3 million, or $0.47 per diluted share as compared with net income in the second quarter of 2014 of $92.1 million, or $0.52 per diluted share.

ARIAD Revenue Interest Assignment
On July 28, 2015, the Company entered into a revenue interest assignment agreement (the “Agreement”) in which it agreed to provide ARIAD Pharmaceuticals, Inc. ("ARIAD") with up to $200 million in cash in exchange for royalties on the net revenues of Iclusig® (ponatinib). Funding of the first $100 million will be made in two tranches of $50 million each, with the initial amount having already been funded on the closing date of the Agreement and an additional $50 million to be funded on the 12-month anniversary of the closing date. In addition, ARIAD has an option to draw up to an additional $100 million at any time between the six and twelve month anniversaries of the closing date.

PDL will initially receive 2.5% of the worldwide net revenues of Iclusig until the 12-month anniversary of the closing date, at which time the royalty increases to 5.0% of the worldwide net revenues of Iclusig and remains until December 31, 2018.  Beginning January 1, 2019 and thereafter, the royalty rate will increase to 6.5%, subject to an additional increase to 7.5% if PDL’s funding exceeds $150 million.

If PDL does not receive payments equal to or greater than the total amount funded on or before the fifth anniversary of each of the respective fundings, ARIAD will pay PDL make-whole payments calculated as the difference between the amounts funded by PDL and the amounts paid to PDL to such date. In addition, if the net revenues from Iclusig do not reach certain agreed-upon projections in future years, PDL has a right to the same percentage of net revenues from brigatinib.

PDL has a put option based upon certain events and ARIAD has a call option to repurchase the revenue interest at any time.  The financial terms for the put and call are the same: the greater of a 10% IRR or 1.5 times cash-on-cash in year one, 1.2 times cash-on-cash in year two and 1.3 times cash-on-cash in year three and beyond.

Updates on Approved Royalty Bearing Products related to Queen et al. patents

Avastin® (bevacizumab):

•	On July 23, 2015, Genentech/Roche reported that 1H15 worldwide sales were CHF 3.263 billion and increased by 9%.

◦	EU: Growth driven by ovarian and cervical cancer, the latter of which was approval in 1Q15.

◦	US: Sales largely driven by ovarian, cervical and first line colorectal cancer.

◦	Japan: Growth in all indications.

◦	International: Strong growth in all regions, especially Latin America.

Herceptin® (trastuzumab):

•	On July 23, 2015, Genentech/Roche reported that 1H15 worldwide sales were CHF 3.265 billion and increased by 11%.

◦	US: Strong growth in first line metastatic breast cancer due to longer treatment times.

◦	EU: Stable sales with continuing conversion to subcutaneous formulation.

◦	International: Strong growth in all regions.

Xolair® (omalizumab):

•	On July 23, 2015, Genentech/Roche reported that 1H15 US sales were CHF 593 million and increased by 28%.

◦	Growth in allergic asthma and chronic idiopathic urticaria (hives).

•	On July 21, 2015, Novartis reported that 2Q15 ex-US sales were $194 million and increased by 18%.

PDL BioPharma, Inc.
Q2 2015
August 5, 2015

Tysabri® (natalizumab):

•	On July 24, 2015, Biogen reported that 2Q15 worldwide sales were $463 million, flat from 1Q15 but decreased by 13% from 2Q14.

Perjeta® (pertuzumab):

•	On July 23, 2015, Genentech/Roche reported that 1H15 worldwide sales were CHF 659 million and increased by 72%.

◦	Perjeta sales grew in all regions, driven by US in the neoadjuvant and metastatic breast cancer settings, and EU in the metastatic breast cancer setting.

◦	Approved in all major markets for first line metastatic breast cancer.

◦	Approved in US and 20 markets for neoadjuvant setting with positive CHMP opinion in neoadjuvant setting in 1Q15.

◦	Benefiting from increase in overall survival in first line metastatic breast cancer when combined with Herceptin and docetaxel which data was added to US label in 1Q15.

Kadcyla® (TDM-1 or ado-trastuzumab emtansine):

•	On July 23, 2015, Genentech/Roche reported that 1H15 worldwide sales were CHF 362 million and increased by 65%.

◦	EU and International: Strong uptake in second line metastatic breast cancer.

•	Data expected from Phase 2/3 trial in HER2+ gastric cancer (GATSBY) in 2H15.

Updates on Unapproved Royalty Bearing Products Related to Queen et al. patents

Solanezumab

•
On July 22, 2015 at a healthcare conference focused on Alzheimer’s Disease, Lilly presented two year data from an extension study of two earlier Phase 3 studies of solanezumab. These studies included patients with mild and moderate Alzheimer’s Disease, and while they did not meet the primary efficacy endpoint, they did show benefit in patients with mild disease. The two year extension study utilized a delayed start analysis. The new data suggest that patients who started solanezumab earlier retained an advantage in cognition and daily function over those who started later and that the difference persisted for two years. Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013. On April 23, 2015, Lilly stated that this Phase 3 trial was fully enrolled with the last patient visit expected in 4Q16 and topline results thereafter. Because of the difficulty in distinguishing between patients with dementia and those with Alzheimer's Disease, Lilly used PET scans or similar screens to test patients before enrolling them in this new Phase 3 trial. The screens differentiate between patients with beta amyloid buildup = Alzheimer's Disease and who should be in the trial versus those without beta amyloid buildup = dementia and who should not be in the trial. Lilly estimates that scans will increase patient enrollment failures from less than 25% to more than 50% - a good thing because it enriches the patient population with those most likely to benefit from solanezumab. PDL has a know-how royalty on solanezumab which extends beyond the expiration of the Queen patents. This is because PDL helped to design solanezumab. If solanezumab is approved, PDL would receive a 2% royalty for 12.5 years from the date of its first sale.

Forward-looking Statements
This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's royalty assets, restrict or impede the ability of the Company to invest in new income generating assets and limit the Company's ability to pay dividends are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward looking statement except as required by law.

PDL BioPharma, Inc.
Q2 2015
August 5, 2015

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2015	38,809	38,447	—	—	77,256
2014	38,122	38,924	38,864	40,723	156,632
2013	33,234	46,720	32,224	32,287	144,464
2012	23,215	41,670	25,955	30,041	120,882
2011	22,283	41,967	23,870	22,886	111,006
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952
Herceptin	Q1	Q2	Q3	Q4	Total
2015	37,875	39,476	—	—	77,351
2014	36,646	38,292	39,407	40,049	154,394
2013	30,287	47,353	30,961	33,038	141,640
2012	25,702	44,628	30,433	28,307	129,070
2011	25,089	42,209	31,933	21,812	121,042
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769
Lucentis	Q1	Q2	Q3	Q4	Total
2015	15,920	—	—	—	15,920
2014	17,390	16,777	16,883	16,695	67,746
2013	12,032	30,066	13,536	12,127	67,760
2012	10,791	27,938	12,552	11,097	62,377
2011	8,878	24,313	12,157	10,750	56,099
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	—	—	289	3,335	3,624
Xolair	Q1	Q2	Q3	Q4	Total
2015	10,971	11,075	—	—	22,046
2014	8,886	9,099	10,442	11,237	39,663
2013	5,930	10,025	7,334	7,330	30,619
2012	5,447	8,609	6,504	6,145	26,705
2011	4,590	7,621	5,916	5,823	23,949
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768
Perjeta	Q1	Q2	Q3	Q4	Total
2015	6,596	7,419	—	—	14,015
2014	3,375	4,385	5,157	5,850	18,767
2013	340	1,414	748	879	3,381
2012	—	—	58	250	308

PDL BioPharma, Inc.
Q2 2015
August 5, 2015

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2015	3,852	4,177	—	—	8,029
2014	1,934	2,491	3,048	3,464	10,937
2013	—	551	830	859	2,240
Tysabri	Q1	Q2	Q3	Q4	Total
2015	14,385	13,614	—	—	27,999
2014	12,857	13,350	16,048	15,015	57,270
2013	12,965	13,616	11,622	12,100	50,304
2012	11,233	12,202	11,749	12,255	47,439
2011	9,891	10,796	11,588	11,450	43,725
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	—	—	—	237	237
Actemra	Q1	Q2	Q3	Q4	Total
2015	4,990	—	—	—	4,990
2014	3,446	3,932	4,419	5,406	17,202
2013	2,631	2,816	2,939	3,744	12,131
2012	1,705	2,074	2,145	2,462	8,385
2011	913	1,136	1,401	1,460	4,910
2010	1,587	237	315	688	2,827
2009	585	537	909	1,197	3,228
2008	44	—	146	369	559
2007	32	—	—	17	49
Gazyva	Q1	Q2	Q3	Q4	Total
2015	313	—	—	—	313
2014	51	283	325	436	1,094
Entyvio	Q1	Q2	Q3	Q4	Total
2015	2,223	—	—	—	2,223
2014	—	—	153	2,192	2,344
* As reported to PDL by its licensees. Totals may not sum due to rounding.
Q1 2014 royalty revenue by product above do not include a $5 million payment received from Genentech in Q1 2014 for a retroactive settlement payment from 2013.

PDL BioPharma, Inc.
Q2 2015
August 5, 2015

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2015	1,826,289	1,809,286	—	—	3,635,575
2014	1,786,912	1,838,764	1,828,900	1,916,353	7,370,929
2013	1,653,108	1,694,678	1,746,135	1,819,877	6,913,798
2012	1,502,757	1,573,727	1,551,327	1,662,977	6,290,788
2011	1,597,461	1,582,705	1,581,095	1,469,994	6,231,255
2010	1,506,788	1,596,892	1,594,707	1,646,218	6,344,605
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817
Herceptin	Q1	Q2	Q3	Q4	Total
2015	1,789,404	1,857,696	—	—	3,647,100
2014	1,731,564	1,801,990	1,854,452	1,877,614	7,265,621
2013	1,681,574	1,744,145	1,681,860	1,726,551	6,834,130
2012	1,515,255	1,625,313	1,663,695	1,650,495	6,454,759
2011	1,391,568	1,559,975	1,642,898	1,432,771	6,027,211
2010	1,270,846	1,349,512	1,300,934	1,409,310	5,330,602
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979
Lucentis	Q1	Q2	Q3	Q4	Total
2015	749,182	—	—	—	749,182
2014	818,376	789,483	794,505	785,669	3,188,031
2013	1,203,179	1,171,423	1,200,791	1,212,651	4,788,045
2012	1,079,092	1,086,543	1,097,541	1,109,695	4,372,871
2011	887,757	943,418	1,052,809	1,075,015	3,958,999
2010	721,967	698,890	745,376	804,684	2,970,917
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	—	—	10,689	157,742	168,431
Xolair	Q1	Q2	Q3	Q4	Total
2015	523,340	521,192	—	—	1,044,532
2014	425,243	428,171	491,372	521,726	1,866,512
2013	341,309	365,778	391,900	401,333	1,500,321
2012	310,234	314,638	347,796	340,431	1,313,100
2011	267,754	277,642	310,874	314,911	1,171,182
2010	228,859	225,878	251,055	263,389	969,179
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204
Perjeta	Q1	Q2	Q3	Q4	Total
2015	310,410	349,125	—	—	659,535
2014	158,809	206,333	242,700	275,311	883,153
2013	34,008	55,076	66,353	87,949	243,386
2012	—	—	5,080	25,000	30,079

PDL BioPharma, Inc.
Q2 2015
August 5, 2015

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2015	181,275	196,556	—	—	377,831
2014	91,031	117,212	143,414	163,028	514,685
2013	—	21,459	73,626	85,906	180,991
Tysabri	Q1	Q2	Q3	Q4	Total
2015	479,526	453,786	—	—	933,312
2014	428,561	442,492	534,946	500,511	1,906,510
2013	434,677	451,358	387,407	403,334	1,676,776
2012	374,430	401,743	391,623	408,711	1,576,508
2011	329,696	356,876	388,758	381,618	1,456,948
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	—	—	—	7,890	7,890
Actemra	Q1	Q2	Q3	Q4	Total
2015	166,338	—	—	—	166,338
2014	114,865	124,736	147,285	180,197	567,082
2013	87,703	91,374	97,961	124,815	401,852
2012	56,662	66,624	71,505	82,053	276,843
2011	30,433	35,370	46,709	48,671	161,183
2010	52,908	5,405	10,493	22,919	91,725
2009	19,504	17,920	30,313	39,888	107,625
2008	1,452	1,377	5,981	12,305	21,115
2007	—	—	—	1,137	1,137
Gazyva	Q1	Q2	Q3	Q4	Total
2015	9,627	—	—	—	9,627
2014	3,095	8,697	11,531	13,428	36,750
Entyvio	Q1	Q2	Q3	Q4	Total
2015	59,287	—	—	—	59,287
2014	—	—	5,347	58,500	63,848
* As reported to PDL by its licensee. Dates in above charts reflect when PDL receives royalties on sales. Sales occurred in the quarter prior to the dates in the above charts.
Totals may not sum due to rounding.